EXHIBIT 99.1

STURM, RUGER & CO., INC.

       SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS 2010

EARNINGS OF $1.48 PER SHARE AND DECLARES DIVIDEND OF 5¢ PER SHARE

SOUTHPORT, CONNECTICUT, February 23, 2011--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for 2010, the Company reported net sales of $255.2 million and earnings of $1.48 per share, compared with sales of $271.0 million and earnings of $1.44 per share in 2009.

For the fourth quarter of 2010, net sales were $64.1 million and earnings were 30¢ per share.  For the corresponding period in 2009, net sales were $63.9 million and earnings were 31¢ per share.

The Company also announced today that its Board of Directors declared a dividend of 5¢ per share for the fourth quarter, for shareholders of record as of March 11, 2011, payable on March 25, 2011.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•

In 2010, the Company launched several new products including the SR9c compact pistol, the LCR357 revolver, and the SR40 striker-fired pistol. New product introductions remain a strong driver of demand and represented $62.3 million or 24.8% of sales in 2010.

•

The estimated sell-through of the Company’s products from distributors to retailers in 2010 increased 2% from 2009. During this period, National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) decreased 1%.

•

Cash generated from operations during 2010 was $32.5 million. At December 31, 2010, our cash and equivalents and short-term investments totaled $57.6 million.  Our current ratio is 3.2 to 1 and we have no debt.

•

In 2010, capital expenditures totaled $19.4 million, much of it related to tooling and equipment for new products.  We expect to invest approximately $15 million for capital expenditures during 2011.

•

At December 31, 2010, stockholders’ equity was $114.5 million, which equates to a book value of $6.08 per share, of which $3.06 per share was cash and equivalents and short-term investments.

•

In 2010, we returned $12.0 million to our shareholders through the following:

1.

Paying $6.3 million of dividends, and

2.

Repurchasing 412,000 shares of our common stock in the open market at an average price of $13.83 per share, for a total of $5.7 million.

•

In January 2011, we repurchased an additional 133,400 shares of our common stock in the open market at an average price of $14.98 per share.

Today, the Company filed its Annual Report on Form 10-K for 2010.  The financial statements included in this Annual Report on Form 10-K are attached to this press release.

The Annual Report on Form 10-K is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/. Investors are urged to read the complete Annual Report on Form 10-K to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market. Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Balance Sheets

(Dollars in thousands, except share data)

December 31,	2010	2009

Assets
Current Assets
Cash and cash equivalents	$ 5,132	$ 5,008
Short-term investments	52,493	50,741
Trade receivables, net	31,565	25,049

Gross inventories Less LIFO reserve Less excess and obsolescence reserve	48,820 (37,448) (1,545)	51,048 (38,663) (2,727)
Net inventories	9,827	9,658

Deferred income taxes	4,780	5,893
Prepaid expenses and other current assets	1,427	2,062
Total Current Assets	105,224	98,411

Property, Plant, and Equipment	150,379	134,057
Less allowances for depreciation	(107,458)	(101,324)
Net property, plant and equipment	42,921	32,733

Deferred income taxes	5,443	6,190
Other assets	4,173	4,345
Total Assets	$157,761	$141,679

STURM, RUGER & COMPANY, INC.

December 31,	2010	2009

Liabilities and Stockholders’ Equity
Current Liabilities

Trade accounts payable and accrued expenses	$ 16,492	$ 12,011
Product liability	449	1,147
Employee compensation and benefits	10,923	12,890
Workers’ compensation	4,893	5,443
Income taxes payable	582	1,543
Total Current Liabilities	33,339	33,034

Accrued pension liability	9,369	12,194
Product liability	573	935

Contingent liabilities (Note 17)	-	-

Stockholders’ Equity
Common stock, non-voting, par value $1: Authorized shares – 50,000; none issued
Common stock, par value $1: Authorized shares – 40,000,000 2010 – 23,003,285 issued, 18,837,251 outstanding 2009 – 22,826,601 issued, 19,072,780 outstanding	23,003	22,827
Additional paid-in capital	9,885	8,031
Retained earnings	137,125	115,187
Less: Treasury stock – at cost 2010 – 4,166,034 shares 2009 – 3,753,821 shares	(35,885)	(30,167)
Accumulated other comprehensive loss	(19,648)	(20,362)
Total Stockholders’ Equity	114,480	95,516
Total Liabilities and Stockholders’ Equity	$157,761	$141,679

STURM, RUGER & COMPANY, INC.

Statements of Income

(Dollars in thousands, except per share data)

Year ended December 31,	2010	2009	2008

Net firearms sales	$251,680	$266,566	$174,416
Net castings sales	3,526	4,419	7,067
Total net sales	255,206	270,985	181,483

Cost of products sold	171,224	183,380	138,730

Gross profit	83,982	87,605	42,753

Operating Expenses:
Selling	23,517	21,822	17,189
General and administrative	16,652	20,387	12,867
Other operating expenses (income), net	420	1,492	(840)
Total operating expenses	40,589	43,701	29,216

Operating income	43,393	43,904	13,537

Other income:
Royalty income	429	490	141
Interest income	48	118	405
Interest expense	(143)	(158)	(63)
Other income (expense), net	422	6	(42)
Total other income, net	756	456	441

Income before income taxes	44,149	44,360	13,978

Income taxes	15,894	16,857	5,312

Net income	$28,255	$ 27,503	$ 8,666

Basic Earnings Per Share	$ 1.48	$ 1.44	$ 0.43

Fully Diluted Earnings Per Share	$ 1.46	$ 1.42	$ 0.43

Cash Dividends Per Share	$ 0.33	$ 0.31	$ 0.00

STURM, RUGER & COMPANY, INC.

Statements of Cash Flows

(Dollars in thousands)

Year ended December 31,	2010	2009	2008

Operating Activities
Net income	$28,255	$ 27,503	$ 8,666
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	9,207	7,300	5,365
Stock-based compensation	2,589	4,205	467
Slow moving inventory valuation adjustment	(1,057)	239	495
Loss (gain) on sale of assets	22	(45)	(95)
Deferred income taxes	493	2,060	(4,639)
Changes in operating assets and liabilities:
Trade receivables	(6,516)	760	(10,173)
Inventories	888	2,042	863
Trade accounts payable and other liabilities	3,932	2,150	1,533
Employee compensation and benefits	(1,967)	4,896	3,134
Product liability	(1,060)	339	(189)
Prepaid expenses, other assets and other liabilities	(1,333)	(2,132)	1,995
Income taxes payable	(962)	(2,628)	3,760
Cash provided by operating activities	32,491	46,689	11,182

Investing Activities
Property, plant, and equipment additions	(19,409)	(13,819)	(9,488)
Purchases of short-term investments	(164,966)	(77,281)	(45,363)
Proceeds from sales or maturities of short-term investments	163,214	45,098	57,309
Net proceeds from sale of assets	21	51	95
Cash (used for) provided by investing activities	(21,140)	(45,951)	2,553

Financing Activities
Dividends paid	(6,317)	(5,816)	-
Tax benefit from exercise of stock options	808	1,412	-
Repurchase of common stock	(5,718)	(14)	(10,153)
(Repayment of) increase in line of credit	-	(1,000)	1,000
Cash used for financing activities	(11,227)	(5,418)	(9,153)

Increase (decrease) in cash and cash equivalents	124	(4,680)	4,582
Cash and cash equivalents at beginning of year	5,008	9,688	5,106
Cash and cash equivalents at end of year	$ 5,132	$ 5,008	$ 9,688